Exhibit 99.1

December 24, 2014

To the Members of the Board of

Clutterbug Move Management, Inc.

Dear Gentlemen of the Board:

This letter shall serve as notice that effective December 24, 2014, I hereby resign from my position as director of Clutterbug Move Management, Inc. (the “Company”), and all other positions to which I have been assigned, regardless of whether I served in such capacity, of the Company. The resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Sincerely,

/s/ Victoria Young

Victoria Young